Exhibit 99.2
VPG Announces Common Stock Repurchase Plan

MALVERN, Pa. (August 8, 2022) - Vishay Precision Group, Inc. (NYSE: VPG), a leader in precision measurement sensing technologies, announced that its Board of Directors has approved a stock repurchase plan, authorizing the Company to repurchase in aggregate up to 600,000 shares of its outstanding common stock until August 11, 2023.

In commenting on the repurchase plan, Marc Zandman, VPG’s Chairman of the Board said, “This authorization reflects our commitment to maximize long-term value for our stockholders by strategically allocating our capital. We believe that our business strategy, strong balance sheet, and cash generation capability can support investments in current operations and value-adding M&A, as well as share repurchases such as the plan announced today.”

Under the plan authorized by its Board of Directors, the Company may repurchase shares in open market purchases or through privately negotiated transactions, subject to market and business conditions, legal requirements, and other factors. The Company may enter into 10b5-1 plans in accordance with U.S. Securities and Exchange Commission rules to facilitate repurchases. This stock repurchase plan does not obligate the Company to acquire any particular amount of common stock, and it may be terminated or suspended at any time at the Board’s discretion.

The Company expects to fund share repurchases through cash on hand and cash generated from its operations and/or borrowings under the revolving portion of its credit facility. The Company had approximately 12.6 million shares of common stock and 1.0 million shares of Class B convertible common stock outstanding as of August 8, 2022.

About VPG
Vishay Precision Group, Inc. (VPG) is a leader in precision measurement sensing technologies. Our sensors, weighing solutions and measurement systems optimize and enhance our customers’ product performance across a broad array of markets to make our world safer, smarter, and more productive. To learn more, visit VPG at www.vpgsensors.com and follow us on LinkedIn.

Forward-Looking Statements:
From time to time, information provided by us, including, but not limited to, statements in this press release, or other statements made by or on our behalf, may contain or constitute "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those anticipated.

Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected, estimated, or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; impact of inflation, global labor and supply chain challenges; difficulties or delays in identifying, negotiating and completing acquisitions and integrating acquired companies; the inability to realize anticipated synergies and expansion possibilities; difficulties in new product development; changes in competition and technology in the markets that we serve and the mix of our products required to address these changes; changes in foreign currency exchange rates; political, economic, health (including the COVID-19 pandemic) and military instability in the countries in which we operate; difficulties in implementing our cost reduction strategies, such as underutilization of production facilities, labor unrest or legal challenges to our lay-off or termination plans, operation of redundant facilities due to difficulties in transferring production to achieve efficiencies; our compliance

Exhibit 99.2
with applicable laws, such as export control laws, and related governmental investigations; significant developments from the recent and potential changes in tariffs and trade regulation; our efforts and efforts by governmental authorities to mitigate the COVID-19 pandemic, such as travel bans, shelter-in-place orders and business closures and the related impact on resource allocations, manufacturing and supply chains; our status as a “critical”, “essential” or “life-sustaining” business in light of COVID-19 business closure laws, orders and guidance being challenged by a governmental body or other applicable authority; our ability to execute our new corporate strategy and business continuity, operational and budget plans; and other factors affecting our operations, markets, products, services, and prices that are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For Investors:
Vishay Precision Group
Steve Cantor, 781-222-3516
info@vpgsensors.com